Exhibit 10.2

股权质押协议

Equity Interest Pledge Agreement

合同编号/ Contract NO. JW2019110101

本股权质押协议（下称“本协议”） 由下列各方于2019年11月1日在中华人民共和国（下称“中国”） 上海市签署：

This Equity Interest Pledge Agreement (“this Agreement”) has been executed by and among the following parties on November 1, 2019 in the city of Shanghai, the People’s Republic of China (“China” or “PRC”):

甲方(“质权人”)：	上海玖薇尔科技有限责任公司，一家根据中国法律依法设立并有效存续的外商独资企业，注册地址为上海市杨浦区江浦路283号1层东部，法定代表人为赵丹。
Party A (“Pledgee”):	Shanghai Jowell Technology Co.,Ltd., a wholly foreign-owned entity established and been validly existed under the laws of China, which is registered at East of 1st Floor, 283 Jiangpu Road, Yangpu District, Shanghai; the legal representative of the company is Zhao Dan.

乙方(“出质人”)：	徐之伟（男，中国国籍，公民身份号码为，持有丙方98%的股权）， 徐舜君（女，中国国籍，公民身份号码为，持有丙方2%的股权）。
Party B (“Pledgors”):

Xu Zhiwei (Male, Chinese nationality, Citizen ID number is, holding 98% of total equity interest of Party C),

Xu Shunjun (Female, Chinese nationality, Citizen ID number is, holding 2% of total equity interest of Party C).

丙方：	上海聚好信息技术有限公司，一家根据中国法律依法设立并有效存续的有限责任公司，注册地址为上海市杨浦区江浦路285号2楼，法定代表人为徐之伟。
Party C:	Shanghai Juhao Information Technology Co.,Ltd., a limited liability company established and been validly existed under the laws of China, which is registered at 2nd Floor, 285 Jiangpu Road, Yangpu District, Shanghai; the legal representative of the company is Xu Zhiwei.

在本协议中，质权人、出质人和丙方以下各称“一方”，合称“各方”。

In this Agreement, each of Pledgee, Pledgors and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

鉴于：

Whereas:

1．	每一个出质人均为中国公民，合计拥有丙方100%股权。丙方是一家在中国注册成立的有限责任公司。丙方有意在此确认出质人和质权人在本协议下的权利和义务并提供必要的协助向有关政府部门登记该质权；

Each pledgor is a citizen of China and holds all of the equity interest in Party C collectively. Party C is a limited liability company registered in China. Party C acknowledges the respective rights and obligations of Pledgors and Pledgee under this Agreement, and intends to provide any necessary assistance in registering the Pledge with the competent governmental authorities;

2．	质权人是一家在中国注册的外商独资企业。质权人与出质人拥有全部股权的丙方已于本协议日签订了一份《独家业务合作和管理协议》；

Pledgee is a wholly foreign-owned enterprise registered in China. Pledgee and Party C wholly owned by Pledgors have executed an Exclusive Business Cooperation and Management Agreement on the date of this Agreement;

3．	为了保证丙方履行独家业务合作协议项下的义务，按照约定向质权人支付咨询和服务费等到期款项，出质人以其现在和将来在丙方中拥有的全部股权（无论将来股权比例是否发生变化）向质权人就业务合作协议项下丙方的付款义务做出质押担保。

To grantee that Party C fully performs its obligations under the Exclusive Business Cooperation Agreement and pay the consulting and service fees thereunder to the Pledgee when the same becomes due, Pledgors hereby pledge to the Pledgee all of the equity interest he now and in the future holds in Party C (whether the percentage of the equity interest is changed or not in the future) as security for payment of the consulting and service fees by Party C under the Business Cooperation Agreement.

其中：徐之伟出质股权数额为2744万人民币，担保的债权数额为49000万人民币

徐舜君出质股权数额为56万人民币，担保的债权数额为1000万人民币

In which, Xu Zhiwei pledged 27.44 million RMB of equity and guaranteed 490 million RMB of creditor’s rights.

Xu Shunjun pledged 560 thousand RMB of equity and guaranteed 10 million RMB of creditor’s rights.

为了履行业务合作协议的条款，各方商定按照以下条款签订本协议。

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	定义

Definitions

除非本协议另有规定，下列词语含义为：

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1	质权：指出质人根据本协议给予质权人的担保物权，即指质权人所享有的，以出质人质押给质权人的股权折价或拍卖、变卖该股权的价款优先受偿的权利。

Pledge: shall refer to the security interest granted by Pledgors to Pledgee pursuant to this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	股权：指出质人现在和将来合法持有的其在丙方的全部股权权益（无论将来股权比例是否发生变化）。

Equity Interest: shall refer to all of the equity interest lawfully now held and hereafter acquired by Pledgors in Party C (whether the percentage of the equity interest is changed or not in the future).

1.3	业务合作协议：指丙方与质权人于本协议日签订的《独家业务合作和管理协议》。

Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C and Pledgee on the date of this Agreement.

2.	质权

The Pledge

作为丙方按时和全额支付业务合作协议项下质权人应得的任何或全部的款项，包括但不限于业务合作协议中规定的咨询和服务费的担保（无论该等费用的到期应付是由于到期日的到来、提前收款的要求或其它原因），出质人特此将其现有或今后拥有的丙方的全部股权权益质押给质权人。

As collateral security for the timely and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all of the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgors hereby pledge to Pledgee a first security interest in all of Pledgors’ right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.	出质人的声明和保证

Representations and Warranties of each Pledgor

3.1	出质人是股权唯一的合法所有人。

Pledgor is the sole legal and beneficial owner of the Equity Interest.

3.2	质权人有权以本协议规定的方式处分并转让股权。

Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

3.3	本合同一经签署即构成对出质人合法有效并具约束力的义务。

Upon execution, this Agreement shall constitute the Pledgor’s legal, valid and binding obligations in accordance with the provisions herein.

3.4	除本质权之外，出质人未在股权上设置任何其他质押权利或其他担保权益。

Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

3.5	不存在与股权相关的未决的争议或诉讼。

There is no pending disputation or litigation proceeding related to the Equity Interest.

4.	出质人的承诺和确认

Covenants and Further Agreements of each Pledgor

4.1	在本协议存续期间，出质人向质权人承诺，出质人将：

Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

4.1.1	除履行由出质人与香港聚好科技有限公司、丙方于本协议签署日签订的《独家购买权合同》外，未经质权人事先书面同意，不得转让股权，不得在股权上设立或允许存在任何担保或其他债务负担或以任何其他方式处置股权；

not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance on the Equity Interest, or disposal of the Equity Interest in any other means, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, Jowell Technology Limited, a Hongkong company and Party C on the execution date of this Agreement;

4.1.2	将任何可能导致对出质人股权或其任何部分的权利产生影响的事件或收到的通知，以及可能改变出质人在本协议中的任何保证、义务或对出质人履行其在本协议中义务可能产生影响的任何事件或收到的通知及时通知质权人。

promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

4.2	出质人同意，质权人按本协议条款取得的对质权享有的权利，不应受到出质人或出质人的继承人或出质人之委托人或任何其他人通过法律程序的中断或妨害。

Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

4.3	出质人同意在本协议签署之日起一周之内将丙方盖章的股权出资证明书及股东名册交付质权人保管。

The Pledgors agree to deliver the Equity Contribution Certificates and the Register of Shareholders sealed by Party C to the Pledgee within one week from the date of signing this agreement.

5.	违约事件

Events of Default

5.1	下列事项均被视为违约事件：

The following circumstances shall be deemed Events of Default:

5.1.1	丙方未能按期、完整履行任何业务合作协议项下责任，包括但不限于丙方未能按期足额支付业务合作协议项下的应付的咨询服务费等费用或有违反该协议其他义务的行为；

Party C fails to fully and timely fulfill any liabilities under the Business Cooperation Agreement, including without limitation failure to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

5.1.2	出质人或丙方实质违反本协议的任何条款；

Any Pledgor or Party C has committed a material breach of any provisions of this Agreement.

6.	质权的行使

Exercise of Pledge

6.1	在业务合作协议所述的咨询服务费等费用未全部偿还前，未经质权人书面同意，出质人不得转让本质权和其拥有的丙方股权。

Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee’s written consent, Pledgors shall not assign the Pledge or the Equity Interest in Party C.

6.2	在质权人行使其质押权利时，质权人可以向出质人发出书面违约通知。

Pledgee may issue a Notice of Default to Pledgors when exercising the Pledge.

6.3	质权人决定行使处分质权的权利时，出质人即不再拥有任何与股权有关的权利和利益。

Once Pledgee elects to enforce the Pledge, Pledgors shall cease to be entitled to any rights or interests associated with the Equity Interest.

6.4	在违约时，根据中国有关法律的规定，质权人有权按照法定程序处置质押股权。

In the event of default, Pledgee is entitled to dispose of the Equity Interest pledged in accordance with applicable PRC laws.

7.	转让

Assignment

7.1	除非经质权人事先同意，出质人无权赠予或转让其在本协议项下的权利义务。

Without Pledgee’s prior written consent, Pledgors shall not have the right to assign or delegate its rights and obligations under this Agreement.

7.2	本协议对出质人及其继任人和经许可的受让人均有约束力，并且对质权人及每一继任人和受让人有效。

This Agreement shall be binding on Pledgors and their successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

8.	终止

Termination

在业务合作协议项下的咨询服务费等费用偿还完毕，并且丙方不再承担业务合作协议项下的任何义务之后，本协议终止，并且在尽早合理可行的时间内，质权人应取消或解除本协议。

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

9.	适用法律和争议的解决

Governing Law and Resolution of Disputes

9.1	本协议的订立、效力、解释、履行、修改和终止以及争议的解决均适用中国法律。

The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

9.2	因解释和履行本协议而发生的任何争议，本协议双方应首先通过友好协商的方式加以解决。如果在一方向另一方发出要求协商解决的书面通知后30天之内争议仍然得不到解决，则任何一方均可将有关争议提交给中国国际经济贸易仲裁委员会，由该会按照其届时有效的仲裁规则仲裁解决。仲裁应在北京进行，使用之语言为中文。仲裁裁决是终局性的，对双方均有约束力。

In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on both Parties.

9.3	因解释和履行本协议而发生任何争议或任何争议正在进行仲裁时，除争议的事项外，本协议各方仍应继续行使各自在本协议项下的其他权利并履行各自在本协议项下的其他义务。

Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

10.	分割性

Severability

如果本协议有任何一条或多条规定根据任何法律或法规在任何方面被裁定为无效、不合法或不可执行，本协议其余规定的有效性、合法性或可执行性不应因此在任何方面受到影响或损害。各方应通过诚意磋商，争取以法律许可以及各方期望&# 30340;最大限度内有效的规定取代那些无效、不合法或不可执行的规定，而该等有效的规定所产生的经济效果应尽可能与那些无效、不合法或不能强制执行的规定所产生的经济效果相似。

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11.	附件

Attachments

本协议所列附件，为本协议不可分割的组成部分。

The attachments set forth herein shall be an integral part of this Agreement.

12.	生效

Effectiveness

12.1	本协议的任何修改、补充或变更，均须采用书面形式，经各方签字或盖章并按规定办理政府登记（如需）后生效。

Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

12.2	本协议以中文和英文书就，一式五份，质权人、出质人和丙方各持一份，具有同等效力；中英文版本如有冲突，应以中文版为准。

This Agreement is written in Chinese and English in five copies. Each Pledgor, Pledgee and Party C shall hold one copy respectively.  Each copy of this Agreement shall have equal validity.  In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

13.	其他

Others

13.1	为了在政府部门完成股权质押登记，各方同意由出质人和质权人另行签署一份政府部门认可的中文版本的股权质押协议，与本协议具有同等法律效力。

For the purposes of registration of this pledge with competent governmental authorities, the parties agree that the pledgee and each pledgor sign a Chinese version of Equity Interest Pledge Agreement separately, and the Chinese version pledge agreements shall have equal validity with this agreement.

有鉴于此，各方已使得经其授权的代表于文首所述日期签署了本股权质押协议并即生效，以昭信守。

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Equity Interest Pledge Agreement as of the date first above written.

甲方：	上海玖薇尔科技有限责任公司
Party A:	Shanghai Jowell Technology Co., Ltd.
法定代表人或 授权代表签署 （Signature of legal representative or his /her authorized representative）：	_________________________________________
乙方：	徐之伟 (Xu Zhiwei): _______________________
Party B:
徐舜君 (Xu Shunjun): _______________________

丙方：	上海聚好信息技术有限公司
Party C:	Shanghai Juhao Information Technology Co., Ltd.
法定代表人或 授权代表签署 （Signature of legal representative or his /her authorized representative）：	_________________________________________